UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 30, 2005

(Date of earliest event reported)

FEDERAL-MOGUL CORPORATION

(Exact Name of Registrant as specified in its Charter)

Michigan

(State or Other Jurisdiction of Incorporation)

1-1511	38-0533580
(Commission File Number)	(IRS Employer Identification Number)

26555 Northwestern Highway, Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 354-7700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filings is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement

On September 26, 2005, Federal-Mogul Corporation (the “Company”) and various of its constituencies in the Chapter 11 bankruptcy proceedings reached agreement with the United Kingdom (“UK”) Administrators of the Company’s UK affiliates (the “Administrators”). The result of the agreement will allow the Company to retain the businesses and other assets of its UK affiliates in exchange for monetary amounts and reserves that will be used by the Administrators to provide a distribution to UK creditors. The agreement is subject to approvals and determinations by the UK and United States Courts.

The agreement is filed as Exhibit 10.1 to this Current Report and is incorporated in this Current Report by reference. The brief summary of the material provisions of the agreement set forth above is qualified in its entirety by reference to the agreement filed as an exhibit to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

10.1 Agreement between Federal-Mogul Corporation, T&N Limited, the other Plan Proponents, High River Limited Partnership, the Administrators and the Pension Protection Fund dated September 26, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 30, 2005

FEDERAL-MOGUL CORPORATION

By:	/s/ John J. Gasparovic
Name: John J. Gasparovic Title: Senior Vice President and General Counsel